Exhibit 10.43

                    LEASE AMENDMENT AND EXTENSION AGREEMENT

      This Lease Amendment and Extension Agreement ("Agreement") is made and entered into on the 10th day of December, 1997 by and between MIM Corporation, a Delaware Corporation, (the "Tenant"), and MUTUAL PROPERTIES STONEDALE L.P., (the "Landlord"),

      WHEREAS: a certain lease was entered into by and between Landlord and Tenant dated April 23, 1997 (the "Lease") covering premises at 1935 Kingstown Road, Peace Dale, R. I., capitalized terms used in this Agreement are defined herein or in the Lease; and

      WHEREAS: Landlord and Tenant now desire to amend the Lease by adding additional suites to the Premises, extending the Initial Term and changing the Expiration Date and otherwise amending the Lease.

      NOW THEREFORE, in consideration of the premises and mutual covenants herein set forth and for other good and valuable consideration, Landlord and Tenant hereby agree to amend the Lease for those certain premises located at Stonedale Office Building, 1935 Kingstown Road, Peace Dale, Rhode Island as follows:

1. Exhibit A and the defirition of Premises as used in Article 1 - Premises and thereafter are amended to include, in addition to Suite 101 containing 2691 rentable square feet (the "Original Suite"), Suites 301 containing 1834 rentable square feet and Suite 303 containing 2707 rentable square feet (the "Additional Suites"). The Original Suite and the Additional Suites contain a total of 7232 rentable square feet.

2. Section 2.01 of Article 2 - Term is amended to read as follows:

      The term of this Lease (the "Term") with respect to the Original Suite shall commence on May 1, 1997 (the "Commencement Date of the Original Suite") and, subject to earlier termination upon default as hereinafter provided, end on January 31, 2003 (the"Expiration Date"). The commencement of the Term for the Additional Suites shall be upon substantial completion of the Additional Improvements (as hereinafter defined) by the Landlord, but in no event later than February 1, 1998 (the "Commencement Date of the Additional Suites") and shall continue, subject to earlier termination upon default as hereinafter provided until the Expiration Date.

3. Section 2.02 is deleted in its entirety and the following substituted therefor:

      Section 2.02. Provided Tenant is not in default hereunder, Tenant may terminate this Lease with respect to the entire Premises or a part thereof upon nine (9) months advance written notice to Landlord given any time after August 1, 1999 (the "Notice"). The termination of the Lease, in its entirety or with respect to any Suite, identified in the Notice, (Tenant may not terminate a portion of any Suite) shall be effective as of the last day of the ninth month following Landlord's receipt of the Notice (the "Effective Date"). For any such termination to become effective on the Effective Date, Tenant shall pay to Landlord prior to the Effective Date a lump sum termination fee equal to
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three (3) months Rent and Additional Rent then allocable to the Premises or portion thereof affected by the Notice and Tenant shall not be in default under the Lease through the Effective Date. In the event of a partial termination, Rent shall be proportionately reduced on the remaining premises from and after the Effective Date.

4. Section 3.01. is deleted in its entirety and the following provisions substituted therefor:

      Section 3.01. Beginning on the Commencement Date of the Original Suite and continuing through and including December 31, 1997, Tenant agrees to pay to Landlord for the use of the Premises, in lawful money of the United States annual base rent ("Base Rent") in the amount of $30,948.00 payable in monthly installments of $2,579.00. Beginning on January 1, 1998, annual Base Rent in the amount of $36,336.00 shall be payable monthly in equal installments of $3028.00. Beginning on the Commencement Date of the Additional Suites and continuing through and including January 31, 2003, annual Base Rent in the amount of $97,632.00 shall be payable monthly in equal installments of $8,136.00.

      All installments of Base Rent shall be payable on the first day of each month, in advance, without setoff or deduction. Rent for any period less than a full calendar month shall be prorated.

5. Section 3.02 is amended as follows. Section 3.02 (b.) shall be deleted in its entirety and the following substituted therefor:

      (b.) Tenant's Pro Rata Share of all Operating Costs (as hereinafter defined) incurred by Landlord (collectively "Landlord's Expenses").

      The first sentence of the second paragraph of Section 3.02 is deleted and the following substituted therefor:

      Tenant's yearly Pro Rata Share for the Original Suite only shall be 14.27%. From and after the Commencement Date of the Additional Suites, Tenant's Pro Rata Share shall be 38.35%.

      The third paragraph is deleted and the following substituted therefor:

      Beginning on the Commencement Date of the Additional Suites and continuing throughout the Term, Tenant shall pay monthly in advance the amount of $605.00 as its Pro Rata Share of the Operating Costs of the Property. As soon as reasonably practicable after the end of each fiscal year, Landlord shall supply Tenant with a reasonably detailed statement setting forth all Operating Costs and a determination of Tenant's Pro Rata Share thereof. In the event the amount paid in advance by Tenant is less than Tenant's actual Pro Rata Share of Landlord's Operating Costs for each calendar year of the Term, Tenant shall pay any additional sum required within 30 days after receipt of Landlord's statement therefor. Notwithstanding the foregoing, Landlord and Tenant agree that in each year of the Tenn starting with calendar year 1999, Tenant's Pro Rata Share of Operating Costs shall not increase by more than three per cent (3%) over the amount paid for the immediately preceding year.

6. Paragraph 3.04 is deleted in its entirety.
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7. Paragraph 4.07 is deleted in its entirety.

8. Section 10.01 is amended to read as follows:

      Prior to the Commencement date of the Original Suite, Landlord, at its expense, shall cause certain work to be constructed in accordance with Exhibit B attached hereto and by this reference incorporated herein. Prior to the Commencement Date of the Additional Suites, Landlord, at its expense, shall complete the improvements described on Exhibit C attached hereto and by this reference incorporated herein.

9. The first sentence of Section 18.01 is deleted in its entirety and the following substituted therefor:

      Section 18.01. At the Conmencement Date of the Original Suite, Tenant deposited with the Landlord the sum of $2,579.00 as a security deposit. Upon the signing of this Amendment, Tenant deposited with the Landlord an additional $5,557.00 making the total security deposit $8,136.00. The security deposit is to assure the full and faithfiil performance and observance by Tenant of all covenants, terms and conditions herein contained to be performed and observed by Tenant and Landlord may use, apply or retain the whole or any part of the security deposit to the extent required for the payment of any rent or any sum as to which Tenant is in default with respect to any of the covenants, terms or conditions of this Lease.

      Except as amended hereby, all other terms and conditions of the Lease shall remain in filll force and effect and are in all respects hereby ratified and affirmed.

      IN WITNESS WHEREOF, the Landlord and Tenant have hereunto set their hands as of the day and date first above written.

                                        MIM CORPORATION            TENANT


                                        /s/ E. David Corvese
                                        ---------------------------------
                                        By: E. David Corvese
                                        It's Vice Chairman


                                        MUTUAL PROPERTIES STONEDALE L.P.
                                                                 LANDLORD
                                        By: STO Real Estate Inc G.P.


                                        /s/ Stephen G. Soscia Pres.
                                        ---------------------------------
                                        By: Stephen G. Soscia, President
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                                  EXHIBIT "C"

                                Landlord's Work

                                MIM Corporation

Landlord shall perform the following at Landlord's sole cost and expense:

      1. Remove and/or construct interior walls to create floor plan layout as shown on plan attached.

      2. Install new floor coverings if and as required to provide uniform finished floors.

      3. Provide finished ceilings, reconstruct lighting, and fire safety systems to accommodate new floor plan layout.

      4. Paint walls as required to provide clean wall surfaces.
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                                  Exhibit "C"

                                  [Floor plan]